SCHEDULE 14A (RULE 14A-101)
        INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
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|_|   Preliminary proxy statement
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      14a-6(e)(2))
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|_|   Definitive additional materials
|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
                           THE PENN STREET FUND, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                                 NOT APPLICABLE

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.    Title of each class of securities to which transaction applies:
      ..........................................................................
2.    Aggregate number of securities to which transaction applies:
      ..........................................................................
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      ..........................................................................
4.    Proposed maximum aggregate value of transaction:
      ..........................................................................
5.    Total fee paid:
      ..........................................................................

|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.    Amount Previously Paid:
      ..........................................................................
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      ..........................................................................
8.    Filing Party:
      ..........................................................................
9.    Date Filed:
      ..........................................................................

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                     of the
                        BERKSHIRE SELECT EQUITY PORTFOLIO
                            A Separate Series of the
                             PENN STREET FUND, INC.

                               2240 Ridgewood Road
                              Wyomissing, PA 19610
                             Toll Free 866-207-5175

      The Penn Street Fund, Inc. (the "Company") is holding a special meeting of the shareholders of the Berkshire Select Equity Portfolio (the "Special Meeting") on Friday, April 27, 2007 at 10:00 A.M., Eastern Time. The Special Meeting will be held at the offices of the Company's Adviser, Berkshire Advisors, Inc., located at 2240 Ridgewood Road, Wyomissing, PA 19610. The Company is a Maryland corporation operating as a registered management investment company. The Company has authorized the division of its shares into various series (each a "Fund") and currently offers shares of the Berkshire Select Equity Portfolio (the "Fund"). The Company has authorized two classes of shares for the Fund; Class A shares, which are offered with a front-end sales load, and Class C shares, which are offered with a contingent deferred sales charge and ongoing 12b-1 fees. Shareholders of both Class A and Class C shares will vote on the matters to be considered at the Special Meeting.

      The Special Meeting will be held to consider the following items of business:

      1. Approval of a new Investment Advisory Agreement with Berkshire Advisors, Inc. ("Berkshire") on behalf of the Fund; and

      2. To transact such other business as may properly come before he shareholders of the Fund.

      Berkshire has served as the Fund's sub-adviser since the Fund's inception in April, 2003. Penn Street Investment Advisors, Inc. ("PSIA") served as the Master Investment Adviser to the Fund. On or about March 1, 2007, PSIA resigned as investment adviser to the Fund. The Company's Board of Directors met on March 6, 2007, and after careful deliberation, agreed to engage Berkshire as the sole investment adviser to the Fund and to recommend that the Fund's shareholders approve the engagement. The Board entered into an interim agreement with Berkshire to provide such services until shareholder approval of Berkshire could be obtained. Therefore, this proxy is being submitted to you and your fellow shareholders to appoint Berkshire as the sole investment adviser to the Fund. The proposed advisory agreement with Berkshire is identical in all material respects to the sub-advisory agreement under which Berkshire has always operated, except for fees. Under the former advisory arrangement, PSIA received a fee equal to and annual rate of 0.25% of the average daily net assets of the Fund, and Berkshire received a fee equal to and annual rate of 0.75% of the average daily net assets of the Fund, for total investment advisory fees of 1.00%. Under the proposed advisory agreement, Berkshire will receive a fee equal to and annual rate of 1.00% of the average daily net assets of the Fund Accordingly, although Berkshire will receive additional fees, Berkshire will be receiving those fees as a result of its assumption of PSIA's former duties, and the proposed advisory agreement will NOT result in any increase in the Fund's expense structure. The details of the proposed advisory agreement and the reasons why this proxy vote is needed are contained in the accompanying proxy materials, and we urge you to read them carefully.

            You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on March 28, 2007. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Company at 1-866-207-5175 to inform them. Your vote on this proposal is very important. If you own Fund shares in more than one account of the Company, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

            Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope. You may also return your completed proxy card by faxing it to the Company at 610-376-9588. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

      As always, we thank you for your confidence and support.

                                             By Order of the Board of Directors,
                                             Jay Kemmerer
                                             President

April 12, 2007

                           THE PENN STREET FUND, INC.
                     Special Meeting of the Shareholders of
                                       the
                        Berkshire Select Equity Portfolio

                               2240 Ridgewood Road
                              Wyomissing, PA 19610
                             Toll Free 866-207-5175

--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                              Dated April 12, 2007

                         SPECIAL MEETING OF SHAREHOLDERS
                          To be Held on April 27, 2007

Introduction

      The Board of Directors (the "Board") of The Penn Street Fund, Inc. (the "Company") has voted to call a special meeting of all shareholders of the Berkshire Advisors Select Equity Portfolio (the "Fund"), in order to seek shareholder approval of a single proposal relating to the Fund. The Special Meeting will be held at the offices of the Fund's adviser, Berkshire Advisors, Inc. ("Berkshire"), located at 2240 Ridgewood Road, Wyomissing, PA 19610, at 10:00 a.m., Eastern Time, on Friday, April 27, 2007. If you expect to attend the Special Meeting in person, please call the Company at 1-866-207-5175 to inform them of your intention. This proxy was first mailed to eligible shareholders on or about April 2, 2007.

      The Company is a Maryland corporation, registered with the Securities and Exchange Commission ("SEC") and operating as an open-end management investment company. The Company has authorized the division of its shares into various series ("funds") and currently offers shares of one Fund to the public. The Company further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees. The Berkshire Select Equity Portfolio (the "Fund"), a separate fund of the Company, offers Class A Shares, which are sold to the public with a front-end sales charge, and Class C shares, which are sold with a contingent deferred sales charge of 1% for the first year and an ongoing distribution and servicing (12b-1) fee of 1.00%.

Items for Consideration

      The Special Meeting will be held to consider the following items of business:

      1. Approval of a new investment advisory agreement with Berkshire for the Fund; and

      2. Such other business as may properly come before the shareholders of the Fund.

Eligibility to Vote

      If you were the record owner of any shares of the Fund as of the close of business on March 28, 2007 (the "Record Date"), then you are eligible to vote at the Special Meeting. As of the Record Date, the Fund had a total of 269,437.50 shares issued and outstanding. Each full share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

      The simplest and quickest way for you to vote is to complete, sign, date and return the enclosed proxy card(s) in the postage paid envelope provided. The Board urges you to fill out and return your proxy card(s) even if you plan to attend the Special Meeting. Returning your proxy card(s) will not affect your right to attend the Special Meeting and vote.

      The Board has named Gregory Getts and Toni Neff as proxies, and their names appear on your proxy card(s). By signing and returning your proxy card(s) to the Company, you are appointing those persons to vote for you at the Special Meeting. If you fill in and return your proxy card(s) to the Company in time to vote, one of the appointed proxies will vote your shares as you have directed on your proxy. If you sign and return your proxy card(s), but do not make specific choices, one of the appointed proxies will vote your shares in favor of all items relating to your proxy.

      If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment. At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the one Proposal discussed in this proxy statement.

      If you appoint a proxy by signing and returning your proxy card(s), you can revoke that appointment at any time before it is exercised. You can revoke your proxy by sending in another proxy with a later date, or by notifying the Company's Secretary, in writing, that you have revoked your proxy prior to the Special Meeting. The Company's Secretary is Mr. David
      D. Jones and he may be reached at the following address: 395 Sawdust Road, # 2148, The Woodlands, TX 77380.

Voting in Person

      If you attend the Special Meeting and wish to vote in person, you will be given one ballot for each of your accounts when you arrive. If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting. If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Requirement of a Quorum

      A quorum is the number of outstanding shares, as of the Record Date, that must be present in person or by proxy in order for the Company to hold a valid shareholder meeting. The Company cannot hold a valid shareholder meeting unless there is a quorum of shareholders. For this Special Meeting, 134,719.75 (50% + 1) eligible shares of the Fund must be present, in person or by proxy, to constitute a quorum.

      Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares unless it has received voting instructions from you. If your broker does not vote your shares because it has not received instructions from you, those shares will be considered broker non-votes. Broker non-votes and abstentions count as present for purposes of establishing a quorum, and count as votes cast against the Proposal.

Required Votes to Approve the Proposal

      The affirmative vote of a "majority" of the shares entitled to vote of the Fund, as of the Record Date, are required in order to approve the appointment of Berkshire as investment adviser to the Fund. For purposes of approving shareholder proposals, the Investment Company Act of 1940, as amended (the "1940 Act") defines a "majority" of the outstanding voting securities of the Fund as the lesser of (a) the vote of holders of at least 67% of the voting securities of the Fund present in person or by proxy, if more than 50% of such shares are present in person or by proxy; or (b) the vote of holders of more than 50% of the outstanding voting securities of the Fund.

Adjournments

      The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes. If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve the adjournment.

Cost Of The Shareholder Meeting And Proxy Solicitation

      Berkshire is paying the costs of the Special Meeting. Certain employees of Berkshire, or their designees, may be conducting proxy solicitations. TPL will not be charging the Fund for any costs associated with such solicitations, but may charge Berkshire for such expenses.

Who To Call With Questions

      Please call the Company at 1-866-207-5175 with any questions you may have relating to this proxy statement. Also, at your request, the Company will send you a free copy of its most recent audited annual report, dated October 31, 2006. Simply call the Company to request a copy of the report, and it will be sent to you within three (3) business days of receipt of your request.

PROPOSAL # 1. APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT WITH BERKSHIRE ADVISORS, INC. ("BERKSHIRE") ON BEHALF OF THE BERKSHIRE ADVISORS SELECT EQUITY PORTFOLIO

Background

      The Berkshire Advisors Select Equity Portfolio (the "Fund") normally invests at least 80% of its assets in U.S. equity securities that the Fund's investment manager believes show a high probability of superior prospects for above average growth. The Fund normally invests in the common stock of mid- to large capitalization (over $2 billion in market capitalization) companies. The Fund currently offers Class A and Class C shares. Class A shares of the Fund commenced investment operations on April 2, 2003, and Class C shares commenced investment operations on March 1, 2004.

      Since the Fund's inception, Penn Street Investment Advisors, Inc. ("PSIA"), 83 General Warren Blvd., Malvern, PA, has served as investment adviser to the Fund under a written investment advisory agreement approved by the Board and separately ratified by the Fund's shareholders.

      For its services to the Fund, PSIA received a fee, calculated daily and paid monthly, equal to an annual rate of 0.25% of the average daily net assets of the Fund. For the fiscal years ended October 31, 2006, PSIA received $ 20,459 in investment advisory fees, and paid $15,344 to Berkshire in sub-advisory fees.

      The Fund operates under a "manager of managers" structure. Under that structure, PSIA serves as the investment adviser to the Fund and is responsible for the overall management and supervision of the Fund and its operations. However, the day-to-day selection of securities for the Fund and the provision of a continuing and cohesive Fund investment strategy is handled by one or more sub-advisers. One of PSIA's principal responsibilities to the Fund as investment adviser is to select and recommend suitable firms to offer day-to-day investment management services to the Fund as sub-advisers.

      Berkshire Advisors, Inc. ("Berkshire") 2240 Ridgewood Road, Wyomissing, PA, has served as sub-adviser to the Fund under a written agreement with the Fund (the "Sub-Advisory Agreement") since the Fund's inception. Berkshire's Sub-Advisory Agreement was originally approved by the Fund's shareholders immediately prior to the Fund's commencement of operations (April 2, 2003). On or about December 15, 2005, shareholders of the Fund approved a new sub-advisory agreement with Berkshire under the same terms and conditions as the former agreement, to expire two years after such approval.

      On March 1, 2007, PSIA announced its intention to resign as adviser to the Fund. On March 6, 2007, the Company's Board of Directors met in a special meeting to consider the resignation of PSIA and available options. The Directors were fully informed of the events leading to the termination of the Advisory Agreement with PSIA. During their discussion, the Directors received and approved a letter from Berkshire offering to continue to provide investment services to the Fund as the Fund's sole investment adviser until such time as the Fund's shareholders approved a new advisory agreement with Berkshire. The Company's Board of Directors then considered, among other things, the appointment of Berkshire. After full and complete deliberation, the Board unanimously approved the appointment of Berkshire as sole investment adviser to the Fund and recommended shareholder ratification.

Berkshire Advisors, Inc. ("Berkshire")

      Berkshire has served as investment sub-adviser to the Fund under a written agreement with the Fund since the Fund's inception. Berkshire selects the investments for the Fund's portfolio, subject to the investment restrictions of the Company and under the supervision of PSIA.

      Berkshire is a registered investment adviser. Established in 2002, Berkshire provides equity, fixed income and balanced portfolio management to corporations, public funds, endowments and foundations, and high-net-worth individuals.

      As of December 31, 2006, Berkshire managed approximately $8 million in assets. Berkshire is registered as an investment adviser with the Securities and Exchange Commission.

      Mr. Jay R. Kemmerer is Portfolio Manager of the Fund and the person primarily responsible for the day-to-day management of the Fund. Mr. Kemmerer has served as President and CEO of Berkshire since the firm's inception. Mr. Kemmerer also serves as President of Kemmerer & Company Financial Services, a Pennsylvania based financial planning firm, since 1991. Mr. Kemmerer also serves as President and CEO of Berkshire Mortgage Corporation. This company was established to provide a wide variety of mortgage programs to assist individual and business owners with home financing and debt consolidation. Mr. Kemmerer has served as a licensed Registered Securities Principal, OSJ Manager and an Investment Advisor Representative of Commonwealth Financial Network. Mr. Kemmerer is also a Registered Representative and OSJ Principal of PKS Investments, located in Albany, NY.

Additional Information about Berkshire

      The information presented below (as of December 31, 2006) is designed to provide additional information about Berkshire, the team members of Berkshire responsible for the Fund's investments, and the means by which such persons are compensated for their services.

----------------------------------------------------------------------------------------------------------------------------
                               Number of Other Accounts Managed             Number of Accounts and Assets for Which Advisory
                                  And Assets by Account Type                            Fee is Performance-Based
----------------------------------------------------------------------------------------------------------------------------
 Name of Portfolio                          Other Pooled                      Registered      Other Pooled
                    Registered Investment    Investment                       Investment       Investment
                          Companies           Vehicles     Other Accounts     Companies         Vehicles      Other Accounts
      Manager              $(mils)            $(mils)          $(mils)         $(mils)           $(mils)         $(mils)
----------------------------------------------------------------------------------------------------------------------------
Jay R. Kemmerer            1 Acct.              N/A           28 Accts-          N/A               N/A             N/A
                            $ 2.5                               $ 4.2
----------------------------------------------------------------------------------------------------------------------------

      Berkshire compensates its employees by offering a combination package that includes a salary, bonuses and a benefits package. Bonuses are awarded based on a combination of qualitative and quantitative factors. Berkshire does not currently have any clients where portfolio manager compensation is based, either in whole or in part, on client investment portfolio performance.

Board Considerations

      On March 6, 2007, the Fund's Board of Directors held an in-person meeting to consider, among other things, appointing Berkshire as sole adviser to the Fund, and after full deliberation, agreed to appoint Berkshire and recommend that the Fund's shareholders ratify a new advisory agreement (the "New Agreement").

      During its deliberations, the Directors reviewed material relating to Berkshire. The Board also reviewed a presentation by representatives of Berkshire relating to the Fund and Berkshire's management of the Fund. The Board further reviewed the minutes of its June 21, 2006 Board meeting when the Board last renewed the Sub-Advisory Agreement for an additional one-year term.

      The Board, in reviewing the information relating to Berkshire, received written information relating to the experience, strengths, other clients and past investment performance of Berkshire and noted with approval the firm's consistently above-average investment performance its benchmark index, its level of expertise, and quality of clientele. The Board noted with further approval that no officer or Director of the Fund or Company was affiliated with Berkshire, and that no compensation had been paid to Berkshire other than advisory fees under Sub-Advisory Agreement, and no compensation would be paid to Berkshire other than advisory fees under the New Agreement. The Board also reviewed the financial condition of Berkshire and received sufficient information to assure themselves that Berkshire was still financially capable of undertaking the responsibilities of serving the Fund.

      The Board then turned its attention to the terms of the proposed New Agreement. Company management reminded the Board that the terms of the New Agreement was identical in all material respects to the Advisory Agreement under which Berkshire had been providing services to the Fund since the Fund's inception, except that the fee was raised from 0.75& to 1.00% and the services formerly provided by PSAI. Under the terms of the proposed New Agreement with Berkshire, Berkshire would continue to be responsible for providing day-to-day investment advice and choosing the securities in which the Fund invests. In addition, Berkshire would assume the reporting and oversight responsibilities formerly undertaken by PSAI. Berkshire would not be responsible for mistakes or errors of judgment in its management of the investments of the Fund unless those mistakes or errors of judgment resulted from gross negligence, willful misfeasance or intentional wrongdoing. The proposed New Agreement would have an initial term of two years, and could be renewed annually thereafter by affirmative vote of a majority of the Board of Directors and a separate concurring majority vote of the Company's Independent Directors. As was the case with the Sub-Advisory Agreement, the proposed New Agreement may be terminated by any party at any time, without penalty, upon sixty (60) days written notice. The proposed New Agreement would become effective immediately upon receipt of shareholder approval. A copy of the proposed New Agreement with Berkshire is included as Exhibit B to this proxy, which is incorporated by reference into this discussion as if fully set forth herein.

      The Board then discussed the proposed fees payable to Berkshire for its services to the Fund under the proposed New Agreement. The Board noted with approval that total investment management fees being paid by the Fund were currently 1.00% annually, paid to two separate firms undertaking different duties. Under the New Agreement, all such duties would be performed by Berkshire for the same fee of 1.00%. Accordingly, there was no net additional cost to the Fund's shareholders.

      The Board then sought the advice of legal counsel with respect to the elements to be considered by the Board in engaging Berkshire as adviser to the Fund. In accordance with counsel's recommendations, the Board reviewed information, and considered and came to conclusions with respect to the following items:

      1. The Board reviewed information relating to the nature, extent, and quality of the services provided by Berkshire. The Board noted with approval that Berkshire had performed in a competent and workmanlike fashion for the Fund since the Fund's inception. The Board noted with further approval that every quarterly report submitted with respect to Berkshire demonstrated no deviation from the Fund's stated investment strategies and objectives. Lastly, the Board noted that Berkshire had devoted and seasoned investment professionals to manage the Fund's assets [support]. As a result of the information presented and the internal discussions of the Board, the Board concluded that Berkshire would likely continue to provide a high level of service to the Fund under the proposed New Agreement;

      2. The Board then reviewed information relating to the investment performance of the Fund under Berkshire's stewardship. Also discussed were the quarterly reports previously submitted to the Board at each regular meeting detailing the investment performance of the Fund. After full and complete review of the materials presented, the Board noted that Berkshire had been and was likely to continue to be very stringent in adhering to the Fund's stated investment objectives and strategies. The Board noted with approval that the Fund's investment performance since inception had been well placed in relation to the Fund's benchmark index, having outperformed its benchmark index over the last one and three year periods. As a result of the information presented and the internal discussions of the Board, the Board concluded that Berkshire would likely continue to strive to achieve high levels of relative investment return under the proposed New Agreement;

      3. The Board next reviewed the costs of the services to be provided and profits to be realized by Berkshire from its relationship with the Fund and noted that the advisory fees to be paid under the proposed New Agreement were identical to the overall investment advisory fee charged to the Fund. Accordingly, the Board relied on its previous determinations that the fees to be charged were reasonable under the circumstances and did not represent an excessive fee. Further, the Board received assurances from Mr. Kemmerer that the fees to be charged to the Fund were not disproportionate to the fees charged by Berkshire to other of its clients.

      4. The Board lastly considered the extent to which economies of scale would be realized by Berkshire as the Fund grows; and whether fee levels in the proposed New Agreement reflected these economies of scale for the benefit of Fund investors and concluded that both points were moot in that the Fund was still very small and was being supported by PSIA and Berkshire. The Fund will continue to be supported by Berkshire.

      Based on the Board's review, the Board unanimously voted to approve Berkshire as adviser to the Fund and to seek shareholder approval of their choice. The Board gave equal weight to each item considered in its deliberations with respect to re-appointing Berkshire, and no one element disproportionately influenced the Board.

Fees and Expenses

      Berkshire has again agreed to serve as advisor to the Fund for fees based upon the following schedule:

         Daily Net Assets                     Fee Rate
         For the first $50 million            1%
         For assets over $50 million          1%

      Berkshire currently does not provide investment advisory services to any other registered investment company.

Financial Effect on the Fund

      If Berkshire is appointed as adviser to the Fund, the overall investment advisory fees paid by shareholders of the Fund will remain exactly the same. Fund shareholders currently pay total investment advisory fees of 1.00% per annum of the average daily assets of the Fund. That fee will not change if Berkshire is appointed as adviser to the Fund. The table below shows the overall expenses of the before and after the engagement of Berkshire. The fees stated below are actual fees incurred by the Fund for its fiscal year ended October 31, 2006. Fees shown as "Proposed" are based on October 31, 2006 financial statements.

                                                         -----------------------------------------------------------
                                                              Class A                          Class C
     FUND                                                -----------------------------------------------------------
     ANNUAL OPERATING EXPENSES                            Current          Proposed         Current         Proposed
                                                         -----------------------------------------------------------
     Management Fee (1)                                    1.00%             1.00%           1.00%            1.00%

     Service & Distribution (12b-1) Fees                   0.25%             0.25%           1.00%            1.00%

     Other Expenses  (2)                                   2.39%             2.39%           2.39%            2.39%
                                                           -----             -----           -----            -----

     Total Annual Operating Expenses
     (before reimbursement by Advisor)                     3.64%             3.64%           4.39%            4.39%
                                                           -----             -----           -----            -----

      (1) Management Fees currently include a fee equal to an annual rate of 1.00% of the average daily net assets of the Fund, of which 0.25% is paid to the Funds' Adviser, PSIA, and 0.75% of the average daily net assets of the Fund is paid to Berkshire. Under the proposed Berkshire agreement, Management Fees would continue to include a fee equal to an annual rate of 1.00% of the average daily net assets of the Fund, paid to the Funds' Adviser, Berkshire.

      (2) Other Expenses include administration fees, transfer agency fees and all other ordinary operating expenses of the Fund not listed above, and reflect actual expenses incurred by the Fund for the Fund's fiscal year ended October 31, 2006.

      (3) PSIA and Berkshire have voluntarily agreed to waive its fees and/or reimburse the Fund to the extent necessary to maintain certain overall expense caps for each Class. The expense cap of the Fund is as follows: For Class A shares, the expense cap is 2.00%. For Class C shares of the Fund, the expense cap is 2.75%. PSIA also operates under a written expense recapture agreement that allows PSIA to recover in future years waivers and/or reimbursements made in prior years. Under the New Agreement, those obligations and recoveries would be borne by Berkshire.

      The following example is intended to help you compare the cost of investing in this Fund versus the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% annual return each year and that the Fund's operating expenses remain the same each year. Although your actual costs may be higher or lower, based on these assumptions, your costs under the current fee structure and proposed fee structure would be:

                ---------------------------------------------------------------------------------------------------
                         One Year                 Three Years              Five Years                Ten Years
                ---------------------------------------------------------------------------------------------------
                   Current      Proposed     Current     Proposed     Current     Proposed     Current     Proposed
                ---------------------------------------------------------------------------------------------------
     Class A        $896          $896        $1,603      $1,603       $2,329      $2,329       $4,233      $4,233
     Class C        $541          $541        $1,329      $1,329       $2,229      $2,229       $4,526      $4,526

      If you did not redeem your shares, your costs would be:

                ---------------------------------------------------------------------------------------------------
                         One Year                 Three Years               Five Years               Ten Years
                ---------------------------------------------------------------------------------------------------
                   Current      Proposed     Current      Proposed     Current    Proposed     Current     Proposed
                ---------------------------------------------------------------------------------------------------
     Class A        $896          $896        $1,603       $1,603      $2,329      $2,329       $4,233      $4,233
     Class C        $441          $541        $1,329       $1,329      $2,229      $2,229       $4,526      $4,526

If the Fund's shareholders do not approve this Proposal, the Company will consider other alternatives.

Board Recommendation

--------------------------------------------------------------------------------
The Fund's Board of Directors , including the independent Directors, unanimously recommends that you vote "For" the Proposal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                OTHER INFORMATION

UNDERWRITER

      Unified Financial Securities, Inc. ("UFSI"), 431 North Pennsylvania Street, Indianapolis, IN, serves as principal underwriter to the Company's shares. UFSI is a broker/dealer registered as such with the Securities and Exchange Commission and is a member in good standing of the National Association of Securities Dealers.

      UFSI is paid a flat fee of $6,000 per year for its distribution services. UFSI generally retains dealer concessions on sales of Class A Fund shares as set forth in the Company's prospectus and may retain some or all of the fees paid by the Fund's pursuant to 12b-1 Plans of Distribution. With respect to Class A shares, UFSI may pay some or all of the dealer concession to selling brokers and dealers from time to time, at its discretion. A broker or dealer who receives more than 90% of a selling commission may be considered an "underwriter" under federal law. With respect to Class A shares, UFSI may pay some or all of the collected 12b-1 fees to selling brokers and dealers from time to time, at its discretion

PROPOSALS OF SHAREHOLDERS

      As a Maryland corporation, the Company is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Company does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Company no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

      The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Company.

FINANCIAL STATEMENTS

      The financial statements for the Fund and the Company are incorporated herein by reference to the Company's audited annual financial report, dated October 31, 2006.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                    EXHIBIT A

                            TOTAL OUTSTANDING SHARES
                         OF THE FUND, BY CLASS AND TOTAL
                              As of March 28, 2007

                                   269,437.50

                              HOLDERS OF MORE THAN
                             5% OF THE FUND'S SHARES
                              As of March 28, 2007

--------------------------------------------------------------------------------
                                                                     % of Total
Name & Address of Shareholder                        No. of Shares   Fund Shares
--------------------------------------------------------------------------------
                                                        39,971            14.83%
Anna G. Berkis
134 Shearer Rd
Sinking Springs, PA  19608
--------------------------------------------------------------------------------

Aivars O. Berkis
134 Shearer Rd.
Sinking Springs, PA   19608                             19,659             7.30%
--------------------------------------------------------------------------------

John Lutz
1060 Ritter Rd.
Reading, PA  19606                                      31,826            11.81%
--------------------------------------------------------------------------------

Ilona T. Yerger
35 Northwood LN
Robesonia, PA  19551                                    16,058             5.96%
--------------------------------------------------------------------------------

                    Officer/Director Ownership of Fund Shares
                              As of March 28, 2007
--------------------------------------------------------------------------------
                                      Dollar Range of          Dollar Range of
                                      Shares Owned in          Shares Owned, All
Name                                  Fund                     Funds
--------------------------------------------------------------------------------

Jay Kemmerer                          $10,000 - $25,000         $10,000 -$25,000
--------------------------------------------------------------------------------

                                    EXHIBIT A
                                    ---------
================================================================================

                          INVESTMENT ADVISORY AGREEMENT
                           THE PENN STREET FUND, INC.

      THIS AGREEMENT is made and entered into as of the__ day of April, 2007, by and between The Penn Street Fund, Inc, a Maryland corporation (the "Company"), and Berkshire Advisors, Inc., a Pennsylvania corporation and a registered investment adviser (the "Adviser").

      WHEREAS, the Company is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the "Act") and authorized to issue an indefinite number of series of shares representing interests in separate investment portfolios; and

      WHEREAS, the Company presently issues shares of the Berkshire Advisors Select Equity Portfolio (the "Fund"); and

      WHEREAS, Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of asset management; and

      WHEREAS, The Company, on behalf of the Fund, desires to retain Adviser to render certain investment management services to the Fund , and the Adviser is willing to render such services.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Appointment. Company hereby appoints Adviser to provide certain investment advisory services to the Fund for the period and on the terms set forth in this Agreement. Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Additional Funds. In the event that the Company establishes one or more additional Funds other than the Fund with respect to which the Company desires to engage the Adviser to render investment advisory services hereunder, the Company shall notify the Adviser of such desire. If the Adviser is willing to render such services, it shall notify the Company in writing whereupon such Fund or Funds shall become a Fund hereunder.

3. Services to be Performed. Subject always to the supervision of Company's Board of Directors. Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of securities for the Fund, all on behalf of the Fund. In the performance of its duties, Adviser will satisfy its fiduciary duties to the Fund (as set forth in Section 7, below), and will monitor the Fund's investments, and will comply with the provisions of Fund's Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund. Company will provide Adviser with current copies of the Fund's Articles of Incorporation, By-laws, prospectus and any amendments thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Adviser's performance under this Agreement. Adviser will make its officers and employees available from time to time at reasonable times to review investment policies of the Fund and to consult regarding the investment affairs of the Fund. Adviser will report to the Board of Directors with respect to the implementation of such program.

      Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of Fund securities for the Fund, and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or the Fund, or be in breach of any obligation owing to the Fund or the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. In addition, if in the judgment of the Adviser, the Fund would be benefited by supplemental services, the Adviser is authorized to pay spreads or commissions to brokers or dealers furnishing such services in excess of spreads or commissions which another broker or dealer may charge for the same transaction, provided that the Adviser determined in good faith that the commission or spread paid was reasonable in relation to the services provided. The Adviser will properly communicate to the officers and Directors of the Fund such information relating to transactions for any Fund as they may reasonably request. In no instance will Fund securities be purchased from or sold to the Manager, Adviser or any affiliated person of either the Fund, Manager, or Adviser, except as may be permitted under the 1940 Act;

      Adviser further agrees that it:

      (a) will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

      (b) will conform to all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities;

      (c) will report regularly to the Board of Directors and will make appropriate persons available for the purpose of reviewing with the Board of Directors on a regular basis at reasonable times the management of the Fund, including, without limitation, review of the general investment strategies of the Fund, the performance of the Fund in relation to standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Board; and

      (d) will prepare such books and records with respect to the Fund's securities transactions as requested by the Board and will furnish the Board of Directors such periodic and special reports as the Board may reasonably request.

4. Expenses. During the term of this Agreement, Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any) purchased for the Fund.

5. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay the Adviser, and the Adviser agrees to accept as full compensation therefor, a Fund management fee based on daily net assets at the annual rate as set forth below:

                        Daily Net Assets                       Fee Rate
                        For the first $50 million              1%
                        For assets over $50 million            1%

      The management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Directors, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

6. Services to Others. The Board of Directors acknowledges that Adviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts, and as investment adviser or sub-investment adviser to other investment companies, provided that whenever the Fund and one or more other investment advisory clients of Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by Adviser to be equitable to each. The Board of Directors acknowledges that in some cases this procedure may adversely affect the size of the position that the Fund may obtain in a particular security. It is further agreed that, on occasions when the Adviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other accounts, it may, to the extent permitted by applicable law, but will not be obligated to, aggregate the securities to be so sold or purchased for the Fund with those to be sold or purchased for other accounts in order to obtain favorable execution and lower brokerage commissions. In addition, The Board of Directors acknowledges that the persons employed by Adviser to assist in Adviser's duties under this Agreement will not devote their full attention to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. It is also agreed that the Adviser may use any supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts or for managing its own accounts.

7. Limitation of Liability. Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Adviser's duties under this Agreement, except for a loss resulting from Adviser's willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

8. Term; Termination; Amendment. This Agreement shall become effective with respect to the Fund on the date first written above, provided that it has been approved by a vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements of the 1940 Act, and shall remain in full force until January 31, 2009 unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to the Fund, but only as long as such continuance is specifically approved for the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for the Fund, the Adviser may continue to serve in such capacity for such Fund in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

      This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Manager on sixty (60) days' written notice to the Adviser. This Agreement may also be terminated by the Fund with respect to a Fund by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund on sixty (60) days' written notice to the Sub- Adviser by the Fund.

      This Agreement may be terminated with respect to a Fund at any time without the payment of any penalty by the Adviser, the Board of Directors or by vote of a majority of the outstanding voting securities of such Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

      The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

      Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in
      Section 5 earned prior to such termination. This Agreement shall automatically terminate in the event the Investment Management Agreement between the Manager and the Fund is terminated, assigned or not renewed.

9. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

10. Limitations on Liability. All parties hereto are expressly put on notice that the obligations of the Fund entered in the name or on behalf thereof by any of the Directors, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Directors, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Pennsylvania.

      IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed as of the day and year first above written.

The Penn Street Fund, Inc.


------------------------
Jay Kemmerer
President

Berkshire Advisors, Inc.


------------------------
Jay Kemmerer
President

================================================================================
                                     BALLOT
--------------------------------------------------------------------------------

Proposal # 1. Approve the Investment Advisory Agreement with Berkshire Advisors,
              Inc. for its services to the Fund

              For                      Against                    Abstain

              |_|                        |_|                        |_|

Signature(s)
All registered owners of account shown to the left must sign. If signing for a corporation, estate or company, please indicate your capacity or title.

X
--------------------------------------------------------------------------------
Signature                                                       Date

X
--------------------------------------------------------------------------------
Signature                                                       Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark -- For, Against or Abstain. Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, Company or estate, please indicate your title or position.

                   THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxy cards for your other accounts with the Company. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Gregory Getts and Toni Neff, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held April 27, 2007, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting.

Your shares will be voted in accordance with your designations on this proxy. If no specification is made herein, all shares will be voted "FOR" the proposals set forth on this proxy. The proxy is solicited by the Board of Directors of the Company which recommends a vote "FOR" each Proposal.